EXHIBIT 23.1

                               CONSENT OF KPMG LLP




                        Independent Accountants' Consent


The Board of Directors and Stockholders
Evans & Sutherland Computer Corporation:



We consent to incorporation by reference in Registration Statement No. 333-67189 on Form S-3 of Evans & Sutherland Computer Corporation of our report dated February 12, 1999, relating to the consolidated balance sheets of Evans &
Sutherland Computer Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and related schedule, which report appears in the December 31, 1998 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



                                                       KPMG LLP



Salt Lake City, Utah
May 19, 1999